UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 26, 2010

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          As previously disclosed, SNTC Holding, Inc. (which we refer to as SNTC), which became a wholly-owned subsidiary of the Registrant as a result of the Registrant’s merger with HLTH Corporation on October 23, 2009, entered into a Stock Purchase Agreement, dated as of September 17, 2009, with Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III, L.P. (which we refer to as the Purchasers), providing for the sale of HLTH’s Porex business (which we refer to as Porex) for $142 million, consisting of $74.5 million in cash payable at closing, subject to customary adjustment based on the amount of Porex’s working capital, and $67.5 million in senior secured notes (which we refer to as the Senior Secured Notes). On October 19, 2009, SNTC completed the sale of Porex to Porex Holding Corporation (which we refer to as Newco), a company formed by the Purchasers to own Porex after the acquisition, and the Senior Secured Notes were issued by Newco under a Note Purchase Agreement, dated October 19, 2009, among SNTC, Newco, Porex Corporation and Porex Surgical, Inc. The Senior Secured Notes are secured by certain assets of Newco and its domestic subsidiaries (including Porex Corporation and Porex Surgical, Inc., which are acting as guarantors (the “Guarantors”) of the Senior Secured Notes). The Senior Secured Notes accrue interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series have an aggregate principal amount of $10 million each and mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series have an aggregate principal amount of $37.5 million and mature on the fourth anniversary of the closing.
          On March 26, 2010, SNTC entered into an agreement (the “Repurchase Agreement”) with Newco and the Guarantors pursuant to which Newco has agreed, subject to meeting the conditions to closing for a financing transaction that would fund the repurchase, to repurchase all of the Senior Secured Notes. If the Senior Secured Notes are repurchased on or prior to April 1, 2010, the purchase price will be 97% of the aggregate principal amount of the Senior Secured Notes (plus accrued interest). If the Senior Secured Notes are repurchased after April 1, 2010 and on or before April 8, 2010, the purchase price will be 100% of the aggregate principal amount of the Senior Secured Notes (plus accrued interest). The Repurchase Agreement terminates on April 8, 2010. There can be no assurance that the transactions contemplated by the Repurchase Agreement will be completed before such termination.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: March 30, 2010	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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